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                                                                 EXHIBIT 10.15.4


                  AMENDMENT NO. 4 TO THE AMENDED AND RESTATED
                   SYSTEM EQUIPMENT PURCHASE AGREEMENT BETWEEN
            LUCENT TECHNOLOGIES INC. AND CRICKET COMMUNICATIONS, INC.


        THIS AMENDMENT NO. 4 (this "Amendment" or "Amendment No. 4") to the Contract (as defined below) between CRICKET COMMUNICATIONS, INC., a Delaware corporation (the "Owner" or "Cricket") and LUCENT TECHNOLOGIES INC., a Delaware corporation (the "Vendor" or "Lucent"), is made effective as of this 10th day of September, 2002 ("Effective Date").

                                    RECITALS

        WHEREAS, the Owner and Vendor entered into that certain Amended and Restated System Equipment Purchase Agreement, dated as of June 30, 2000, as amended by Amendment No. 1, effective March 22, 2002 ("Amendment No. 1"), and Amendment No. 2, effective March 22, 2002 ("Amendment No. 2"), and Amendment No. 3, effective March 22, 2002 ("Amendment No. 3"); collectively (the "Contract"); and

        WHEREAS, in Amendment No. 1, the Owner and Vendor modified certain provisions of Section 24.7 of the Contract to provide for certain rights of Vendor upon the occurrence of certain events; and

        WHEREAS, the Owner and Vendor desire to provide for additional rights of Vendor with respect to the fulfillment of existing Purchase Orders, and to amend the provisions of the Contract as they pertain to the acceptance of future Purchase Orders, as set forth in more detail in this Amendment; and

        WHEREAS, the Owner and Vendor desire to amend the Contract as set forth herein.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the Owner and Vendor hereby agree as follows:

A.  AMENDMENTS TO CONTRACT

        1. Section 3 of the Contract, titled "Purchase Orders and Schedules," is deleted in its entirety and replaced by the following:

                      3.1 Purchase Orders. (a) The Owner may deliver Purchase
               Orders to the Vendor at any time and from time to time during the Contract Term for Products, Services, Software or other items of Work to be provided by the Vendor. Such Purchase Orders shall be sent to the Vendor either by certified mail, electronic transmission or another mutually acceptable manner to the address specified in Exhibit L of the Contract. All Purchase Orders shall be governed by the terms and conditions of the Contract, unless otherwise agreed by the parties in writing. Each Purchase Order shall specify, in reasonable detail, the Products, Services, Software or other items of Work to be performed by the Vendor.


[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                      (b) Every Purchase Order tendered to Vendor by Owner must
               be accompanied by full payment of the prices, fees and charges for the Products, Services, Software or Work referenced in such Purchase Order, including all such charges and fees as transportation charges, taxes, duties and travel and living expenses, etc. Owner may request Vendor to quote such prices, fees and charges in advance of Owner's submission of the Purchase Order, however, tender of such a quote by Vendor shall not constitute the advance acceptance of the Purchase Order by Vendor. If the price of any of the ordered Products, Services, Software or Work or other charges or fees (such as transportation charges or travel and living expenses, etc.) cannot be determined at the time that Owner submits its Purchase Order to Vendor, or at such time that Vendor accepts such Purchase Order as provided in Section 3.3(a) below, Vendor shall invoice Owner for such items in accordance with the provisions of Section 5.3 of the Contract.

                      3.2 Delivery under the Contract. The Vendor shall complete the Work specified in each Purchase Order in accordance with the terms and conditions of this Contract.

                      3.3 Order Acceptance. (a) All Purchase Orders submitted by
               Owner shall be subject to the written acceptance by Vendor, in each instance. Vendor shall acknowledge the date of the order receipt either in writing or electronic data interface format, and list its committed ship dates by Products, Services, Software or Work. The acknowledged date of Purchase Order receipt by Vendor is the price-effective date for the Product, Services, Software or Work. In the absence of Vendor's written or electronic acceptance as provided herein within fourteen (14) days of Owner's tender of each Purchase Order, the Purchase Order(s) shall be deemed rejected.

                      (b) No provision or data on any Purchase Order or
               contained in any documents attached to or referenced in any Purchase Order, or any subordinate document (such as shipping releases), which is inconsistent with the terms of this Contract shall be binding, except data necessary for Vendor to fill the Purchase Order. All such other data and provisions are hereby rejected. Electronic Purchase Orders tendered by Owner, and subsequently accepted by Vendor as provided in Section 3.3(a) above, shall be binding on Owner notwithstanding the absence of a signature.

                      (c) Changes made by Owner to a Purchase Order accepted by
               Vendor as provided in Section 3.3(a) above shall be treated as a separate Purchase Order subject to Vendor's acceptance unless the parties expressly agree otherwise in writing. If any such change affects Vendor's ability to meet its obligations under the original Purchase Order, any price, shipment date, or completion date quoted by Vendor with respect to such original order is subject to change and shall be addressed pursuant to the Change Order provisions below in Section 11.

                      3.4 Forecasts. Owner shall provide to Vendor regular
               forecasts of Owner's annual Product and Services needs. If the quantities ordered are more than 25% greater


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               than forecast quantities, Vendor shall be permitted a reasonable extension of time to fulfill such orders and achieve the Milestones required of Vendor hereunder.

                      3.5 Deployment Plans and Milestones. The deployment plans
               and intervals, together with the key Milestones, order intervals, in respect of each System, are set forth in Exhibit L and in Exhibit S.

                      3.6 Inventory Control and Bar-coding. Vendor shall, at no
               additional charge, pack and mark shipping containers in accordance with its standard practices for domestic shipments. Where in order to meet Owner's requests, Vendor packs and/or is required to mark shipping cartons in accordance with Owner's specifications, Vendor shall invoice Owner additional charges for such packing and/or marking. Vendor shall (a) enclose a packing memorandum with each shipment and, if the shipment contains more than one package, identify the package containing the memorandum, and (b) mark Products as applicable for identification in accordance with Vendor's marking specifications (for example, model/serial number and month, year of manufacture).

        2. Section 5.3 of the Contract, titled "Invoicing and Payment," is deleted in its entirety and replaced by the following:

                      5.3 Invoicing and Payment: (a) Vendor may invoice Owner
               the applicable price(s), charge(s) and fee(s) for any of the Products, Services, Software or Work which cannot be determined at the time that Owner submits its Purchase Order to Vendor, or at the time Vendor accepts such Purchase Order, according to the following schedules or as otherwise mutually agreed to in writing by Owner and Vendor:

                      (a) one hundred percent (100%) of the applicable price(s), charge(s) and fee(s) for engineering Services which cannot be determined in advance may be invoiced upon completion of such Services;

                      (b) one hundred percent (100%) of the applicable price(s), charge(s) and fee(s) for other Services which cannot be determined in advance may be invoiced monthly in respect of Services rendered during the prior month; and

                      (c) one hundred percent (100%) of the applicable Price(s), charge(s) and fee(s) for any other charges which cannot be determined in advance may be invoiced following the time that they are determined.

                      (b) Vendor invoices shall be issued on a line item basis
               to approximate Owner's Purchase Orders. Such Vendor invoices shall also indicate the relevant Owner Purchase Order number. Owner shall pay Vendor all invoiced amounts, plus taxes, less any disputed items, within thirty (30) days from the date of Vendor's invoice. Delinquent payments are subject to a late payment charge at an annual rate of [***] per year, or portion thereof, of the amount due. However, such late payment charge shall not exceed any maximum lawful charges.


[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                      (c) Owner shall notify Vendor of any disputed invoice
               amounts in writing within thirty (30) days from the date of the invoice. Any disputed amounts which are subsequently determined to be valid are due for payment based upon the original invoice date and shall be subject to a retroactive late payment charge based upon such original invoice due date.

        3. The unnumbered paragraph which follows Section 24.7(d) of the Contract (which is the subject of Section 4 of Amendment No. 1) is deleted in its entirety and replaced by the following new subparagraph 24.7(e):

                      (e) Notwithstanding the existence or absence of any one or more of the events described in subsections 24.7(a) through (d) above, Vendor, at its sole option, may at any time during the Contract Term, take any or all of the following actions with respect to any and all Purchase Orders or other contracts for Products, Services, Software or Work which have not been submitted by Owner and thereafter accepted by Vendor as provided by Section 3 (as amended by Amendment No. 4) of this Contract:
               (i) suspend all performance upon any pending Purchase Order; (ii) suspend shipment of all Products and Software; (iii) suspend performance of all Services and Work; (iv) require revised payment terms for the continued provision by Vendor of Products, Services, Software and Work; and (v) cancel any outstanding Purchase Orders for Products, Services, Software and Work. Nothing in this subparagraph (e) shall allow Vendor to suspend its performance obligations under Sections 2.8, 12, 13, 14, 15, 16.3, 18, 19, 20, 23, 24 or 26 of this Contract.

B.      GENERAL TERMS GOVERNING THIS AMENDMENT

        1. Interpretation: Capitalized terms not otherwise defined herein, including those used in any attachments hereto, shall have the same meanings as set forth in the Contract. In the event of any conflict between the terms of this Amendment and the Contract or any other written agreements between the parties, the terms of this Amendment shall prevail.

        2. Full Force and Effect: This Amendment shall become effective as of the Effective Date, and except as expressly modified in this Amendment, the Contract, shall remain unmodified and in full force and effect.

        3. Entire Agreement: This Amendment, together with the Contract, constitutes the entire agreement between the parties with respect to the subject matter thereof. No modifications, alterations or waivers of any provision contained herein shall be binding on the parties hereto unless executed after the date hereof and evidenced in writing signed by duly authorized representatives of both parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized representatives effective as of the date first set forth above.


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"VENDOR" OR "LUCENT"                          "OWNER" OR "CRICKET"
LUCENT TECHNOLOGIES INC.,                     CRICKET COMMUNICATIONS, INC.,
a Delaware corporation                        a Delaware corporation

By: /s/ FRANK A. DELCORE                      By: /s/ S.D. HUTCHESON
    ----------------------------------            -----------------------------

Name: Frank A. DelCore                        Name: S.D. Hutcheson
      --------------------------------

Title: Director                               Title: Senior Vice President and
       -------------------------------                Chief Financial Officer

Date: 9/13/02                                 Date: September 13, 2002
      --------------------------------



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